SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      ADVANCED MACHINE VISION CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statment if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

       -------------------------------------------------------------------------
    4) Proposed maimum aggregate value of transaction:

       -------------------------------------------------------------------------
    5) Total fee paid:

       -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act  Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       -------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------
    3) Filing Party:

       -------------------------------------------------------------------------
    4) Date Filed:

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

                       ADVANCED MACHINE VISION CORPORATION
                   2067 Commerce Drive, Medford, Oregon 97504



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ========================================

                               September 23, 1997


The Annual Meeting of Stockholders of Advanced Machine Vision Corporation ("AMV" or the "Company"), a California corporation, will be held at the offices of the Company, 2067 Commerce Drive, Medford, Oregon, 97504 on September 23, 1997 at 2:00 p.m., Pacific Daylight Time, for the following purposes:


      1.   To elect a Board of Directors;

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Your  attention  is  directed  to  the  accompanying   proxy   statement.   Only
stockholders of record at the close of business on August 20, 1997, will be entitled to notice of and to vote at the meeting and any adjournment thereof.

All stockholders are requested to sign, date and complete the enclosed proxy and return it promptly in the accompanying postage-prepaid, pre-addressed envelope whether or not they expect to attend the meeting to ensure that their shares will be represented. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

                             By Order of the Board of Directors,


                             /s/ Alan R. Steel
                             ---------------------------------------------------
                             Alan R. Steel
                             Vice President, Finance and Chief Financial Officer


August 20, 1997













                 PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY
              AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE
                 IN ORDER TO ENSURE THAT YOUR VOTES ARE COUNTED.

                       ADVANCED MACHINE VISION CORPORATION
                   2067 Commerce Drive, Medford, Oregon 97504


                                 PROXY STATEMENT
                                 ===============


                         Annual Meeting of Stockholders
                               September 23, 1997

                               ------------------

                               General Information
                               ===================


Persons Making the Solicitation
-------------------------------
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Advanced Machine Vision Corporation (the "Company" or "AMV") of proxies for use at the Annual Meeting of Stockholders to be held on September 23, 1997, and at any adjournment thereof. This proxy statement is first being mailed to stockholders on or about August 20, 1997. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the meeting.

All shares of AMV Common Stock (as defined below under "Record Date") represented by a properly completed proxy received in time for the Annual Meeting will be voted by the proxy holders as provided therein. If no direction is given in the proxy, it will be voted "FOR" the election of the directors nominated.

In addition to solicitation by mail, regular employees of the Company and its Transfer Agent may solicit proxies in person or by telephone without additional compensation. The Company will pay persons holding shares in their names or in the names of their nominees, but not owning such shares beneficially, for the expenses of forwarding soliciting materials to the beneficial owners. The Company will bear all expenses incurred in soliciting its stockholders. Such expenses are estimated not to exceed $10,000.

Revocability of Proxy
---------------------
Any proxy given by a stockholder of the Company may be revoked at any time before it is voted at the annual meeting by a written notice to the Secretary of the Company, or upon request if the stockholder is present at the meeting. Each valid proxy returned which is not revoked, unless indicated otherwise on the proxy card, will be voted in the election of directors for the nominees as described herein.

Record Date
-----------
Only holders of record of Class A Common Stock (the "Class A Common Stock") and Class B Common Stock (hereinafter referred to collectively as the "Common Stock") at the close of business on August 20, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof. The outstanding voting securities of the Company on that date consisted of 12,303,217 shares of Class A Common Stock and 93,502 shares of Class B Common Stock.

Voting Rights; Election of Directors
------------------------------------
Holders of the Company's Common Stock are entitled to one vote for each share held as of the above record date, except that in the election of directors each stockholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast these votes all for a single candidate or may distribute the votes among any or all of the candidates. No stockholder will be entitled to cumulate votes for a candidate however, unless that candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Meeting prior to the voting of an intention to cumulate votes. In such an event, the proxy holder may allocate among the management nominees the votes represented by proxies in the proxy holder's sole discretion.

Quorum; Stockholder Vote
------------------------
A majority of the outstanding shares of the Company must be present, in person or by proxy, at the Annual Meeting to constitute a quorum for the transaction of business. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes.


                              Election of Directors
                              =====================

The following table sets forth information concerning the nominees of management for directors for the ensuing year. The term of office for all nominees listed below will expire at the next annual meeting to be held in 1998 or when their successors are elected and qualified.

                                       Principal Occupation and                           Year First
                                     Business Experience Including                          Elected
        Name                            Service on Other Boards                  Age      a Director
-------------------------     ------------------------------------------        -----     ----------
William J. Young (C)          President and Chief Executive                      54          1994
                              Officer of the Company

Haig S. Bagerdjian            Senior Vice President, Business                    40          1997
                              Development and General Counsel,
                              Syncor International Corporation

Vikram Dutt                   President, Aaron, Dutt and Edwards,                55          1997
                              Inc., a benefits and insurance concern

James Ewan, Ph.D.             President and Chief Executive Officer of           48          1996
                              SRC VISION, Inc., a wholly-owned
                              subsidiary of the Company

Robert M. Loeffler (A)(B)     Attorney, Director of PaineWebber                  74          1997
                              Group, Inc.

Jack Nelson (A)(B)(C)         Chairman of the Board and Chief                    46          1994
                              Executive Officer of Advanced NMR
                              Systems, Inc. and Chairman of the Board
                              of Advanced Mammography Systems,
                              both public companies; formerly a
                              practicing attorney.

Rodger A. Van Voorhis (C)     President of Ventek, Inc. a wholly-owned           40          1996
                              subsidiary of the Company


(A)  Member of the Audit Committee
(B)  Member of the Compensation and Stock Option Committees
(C)  Member of the Directors Nominating Committee

Meetings and Committees
-----------------------
Currently there are four permanent committees of the AMV Board of Directors: the Stock Option Committee, the Compensation Committee, the Audit Committee and the Directors Nominating Committee. The Stock Option, Compensation and Audit
Committees held one, four and one formal meetings, respectively, during the fiscal year ended December 31, 1996. In addition, the committees met informally, as appropriate, in conjunction with regular meetings of the Board of Directors.

During the fiscal year ended December 31, 1996, the Board of Directors held five meetings. During 1996, each of the above directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of committees of the Board on which he served during his respective term as a director.


                                   Management
                                   ==========

Executive Officers and Directors
--------------------------------
The directors and executive officers of AMV are as follows:


                 Name                          Age                  Position
-----------------------------------------     -----  ------------------------------------------
William J. Young                               54    President and Chief Executive Officer, and
                                                     Chairman of the Board of Directors

James Ewan, Ph.D.                              48    President and Chief Executive Officer of
                                                     SRC VISION, Inc. and Director

Alan R. Steel                                  52    Vice President of Finance and Chief
                                                     Financial Officer and Secretary

Haig S. Bagerdjian                             40    Director

Vikram Dutt                                    55    Director

Robert M. Loeffler                             74    Director

Jack Nelson                                    46    Director

Rodger A. Van Voorhis                          40    President, Ventek, Inc. and Director


William J. Young became President and Chief Executive Officer of the Company effective February 1, 1994, and Chairman of the Board in September 1994. Mr. Young was the President and Chief Executive Officer of Volkswagen of America from 1991 through March 1993, where he was responsible for all the company's operations in the United States, which exceeded $2.2 billion in revenue annually. As CEO of Volkswagen of America, Mr. Young also served as President of V-Crest Systems, Inc., a computer services company serving 1,200 automobile agencies, and as a Director of VCI, Inc. a $2 billion financial services company. From January 1989 through December 1991, Mr. Young served as Vice President of Sales and Marketing of Volkswagen United States and its 700 dealers operating in the North American market. From 1982 through 1988, Mr. Young headed W.J. Young and Associates, an automotive marketing consulting company. From 1979 through May 1983, Mr. Young was the General Manager of the Volkswagen Division of Volkswagen of America, where he was responsible for implementing the sales and marketing strategies of the Volkswagen Division and the maintenance and financial health of the Volkswagen dealer organization of 950 dealers. Prior to 1979, Mr. Young served in the capacity of National Sales Manager, and held other management positions in the Volkswagen organization and other companies. Mr. Young is a director of Lithia Motors, Inc., a public company.

Dr. James Ewan became President and Chief Executive Officer of the Company's SRC VISION, Inc. ("SRC") subsidiary in May 1994 and a Director of the Company in 1996. Before joining SRC, Dr. Ewan was with Teledyne Corporation from 1985 to 1994 where he was President of Teledyne Microwave and General Manager of Teledyne Monolithic Microwave. At Teledyne Microwave, Dr. Ewan was responsible for restructuring the company from primarily a military electronics company to one that derived half of revenues from commercial applications. Dr. Ewan led Teledyne Monolithic Microwave from its start-up phase until it was eventually merged into Teledyne Microwave as an operating division. Prior to Teledyne, Dr. Ewan was Section Manager of the Gallium-Arsenide Microelectronics Center of The Aerospace Corporation from 1980 to 1985. While at Aerospace, Dr. Ewan was responsible for the development of a range of state-of-the-art compound semiconductor technology, device and circuit processing and digital and analog circuit design.

Alan R. Steel became Vice President of Finance and Chief Financial Officer on March 14, 1994. Mr. Steel was the Vice President and Chief Financial Officer of DDL Electronics, Inc. ("DDL"), a New York Stock Exchange listed company, since 1983. From 1980 to 1983, he served as Controller for DDL. While at DDL, Mr. Steel was responsible for handling New York Stock Exchange compliance, financial and SEC reporting, public and private equity offerings and shareholder relations. From 1975 to 1980, he served as financial manager for ARCO Transportation Company, a subsidiary of Atlantic Richfield Company. From 1974 to 1975 he was the Director of Internal Control at Atlantic Richfield Company. From 1967 to 1974, Mr. Steel was a certified public accountant with Arthur Andersen & Company.

Rodger Van Voorhis joined Ventek in 1992 as Vice President of Operations and became President in 1996, and a director of the Company in 1996. Mr. Van Voorhis was previously an Assistant Vice President of Marketing for United Financial Systems, and held various management positions at Morvue Electronics, Inc., a designer and manufacturer of wood veneer defect scanning systems. On July 24, 1996, Mr. Van Voorhis entered into a five-year employment agreement with Ventek which provides for an annual base salary of $150,000 and a $375 monthly automobile allowance. The contract provides that if Mr. Van Voorhis is terminated other than for cause before July 24, 1999, he shall be paid his base salary until that date.

Haig S. Bagerdjian is currently Senior Vice President, Business Development and General Counsel for Syncor International Corporation, a Chatsworth, California-based operator of domestic and international nuclear pharmacy service centers, at which he has been employed since 1991. From 1987 to 1991, he served in several executive level positions at Calmark Holding Corporation. He also was General Counsel for American Adventure, Inc., which was a subsidiary of Calmark Holding. Mr. Bagerdjian received a J.D. from Harvard Law School and is admitted to the State Bar of California.

Since 1983, Vikram Dutt has been the President of Aaron, Dutt and Edwards, Inc. a Chicago, Illinois consulting firm specializing in consulting and administration of pension and profit sharing plans. Mr. Dutt received a B.S. in Chemical Engineering and an M.B.A. from the University of Illinois.

Since 1978, Robert Loeffler has been a Director, Chairman of the Audit Committee and member of the Executive Committee and Compensation Committee at PaineWebber Group, Inc. From 1987 to 1991, Mr. Loeffler was attorney of counsel to Wyman, Bautzer, Kuchel & Silbert in Los Angeles, California. Prior to that, he spent ten years as Partner and Managing Partner at Jones, Day, Reavis & Pogue in Los Angeles prior to his retirement from the firm. From 1965 to 1973, Mr. Loeffler served in a variety of positions at the asset management company, Investors Diversified Services, Inc. (IDS), including Chief Legal Officer. Mr. Loeffler received an LL.B., magna cum laude from Harvard Law School. He is admitted to the state bars of New York, California, Minnesota and Oklahoma.

Jack Nelson, Esq. has served as the Chairman of the Board, Chief Executive Officer and Treasurer of Advanced NMR Systems, Inc., a public company, since June 1991, and was Vice Chairman from 1990 until June 1991. Mr. Nelson is also Chairman of the Board and Treasurer of Advanced Mammography Systems, a public company. From January 1986 to December 1993, Mr. Nelson was an attorney at the firm of Zaslowsky, Marx & Nelson.

Compensation of Directors
-------------------------
The Company currently compensates directors who are not also officers or employees of the Company ("outside" directors) for attending Board meetings and committee meetings in the form of stock options. Generally, outside directors will be granted options to purchase 100,000 shares of Class A Common Stock at the closing price determined on the date such person becomes a director of AMV. The options vest 25% upon becoming a director, with the remaining 75% vesting 25% per year over the next three years, subject to service as a director. Members of the Stock Option, Audit, and Compensation Committees receive $400 per meeting not held in conjunction with a regularly scheduled board meeting. William J. Young, James Ewan and Rodger Van Voorhis receive no compensation as directors. All directors are reimbursed for expenses incurred in attending board and committee meetings.

Executive Compensation
----------------------
The following table sets forth the compensation for the Chief Executive  Officer
("CEO")  and  each  executive   officer  who  received  over  $100,000  in  cash
compensation for the fiscal year ended December 31, 1996.

                                                                                             Long-Term
                                                              Annual Compensation          Compensation
                                                     --------------------------------      ------------
Name and Principal Positions              Year(3)    Salary         Bonus (4)   Other(1)    Options - #
----------------------------              ----       ------         -----       -----       -----------
William J. Young                          1996        $ 235,000     $40,000     $30,000            --
President & Chief Executive Officer       1995          150,000          --          --       500,000 (2)
                                          1994          137,500          --          --       250,000

James Ewan                                1996          200,000      40,000      30,000            --
President of SRC VISION, Inc.             1995          160,000          --          --       300,000 (2)
                                          1994          100,000          --          --       150,000

Alan R. Steel                             1996          135,000      20,000      15,000            --
Vice President, Finance and               1995          120,000          --          --       250,000 (2)
Chief Financial Officer                   1994           95,000          --          --       100,000

(1) Amounts represent sign-on bonuses. No individual listed in the table received aggregate other compensation exceeding $50,000 or 10% of the compensation reported in the table for such individual or group.

(2) Includes 250,000, 150,000 and 100,000 options for Messrs. Young, Ewan and Steel, respectively, which were granted in replacement of those originally granted in 1994 after such 1994 options were canceled.

(3) Messrs. Young, Ewan and Steel joined the Company in February, March and May 1994, respectively.

(4) Amounts represent 80% of 1996 bonuses which were paid in cash. The remaining 20% ($10,000 for Messrs. Young and Ewan, and $5,000 for Mr. Steel) will be paid only if the Company achieves specified profit goals for 1997.

Employment Agreements
---------------------
Effective  February  1,  1994,  William  J.  Young  became  President  and Chief
Executive Officer of the Company at a starting salary of $150,000. Mr. Young became Chairman of the Board on September 9, 1994. Mr. Young also received, during the first year of employment, a one-time payment of $25,000 to offset his relocation expenses and costs associated with the purchase of a new home. Mr. Young was also granted (i) options to purchase 150,000 shares of Class A Common Stock not under the Company's 1991 or 1994 Stock Option Plans exercisable at $4.62 per share, and (ii) 100,000 shares of Class A Common Stock under the 1994 Stock Option Plan exercisable at $4.875 per share, which vested at a rate of 33% per year. In 1995, these options were canceled and replaced with new options. Effective January 1, 1996, Mr. Young entered an employment contract with the Company which provided for a sign-on bonus of $30,000 and an annual salary of $235,000. Effective January 1, 1997, Mr. Young entered a new employment contract which provided for an annual salary of $250,000. The new employment agreement replaced the previous agreement. The agreement provides that if Mr. Young is terminated by the Company at any time other than for cause, he is entitled to two years' salary as severance. Additionally, the Company provides Mr. Young with the use of a car.

Effective May 1, 1994, Dr. James Ewan became President and Chief Executive Officer of SRC at a starting salary of $160,000. Dr. Ewan was also granted options to purchase 150,000 shares of Class A Common Stock under the 1994 Stock Option Plan exercisable at $3.50 per share. In 1995, these options were canceled and replaced by new options. Effective January 1, 1996, Dr. Ewan entered an employment agreement with SRC which provided for a sign-on bonus of $30,000 and an annual salary of $200,000. Effective January 1, 1997, Dr. Ewan entered a new employment contract which provided for an annual salary of $225,000. The new employment agreement replaced the previous agreement. The agreement provides that if Dr. Ewan is terminated by SRC at any time other than for cause, he is entitled to two years' salary as severance. Furthermore, if William J. Young leaves the employ of the Company, Dr. Ewan may invoke the severance provision at his option. Dr. Ewan is also provided with the use of a car.

Effective March 14, 1994, the Company entered into an employment agreement with Alan R. Steel, Vice President of Finance and Chief Financial Officer, for an annual salary of $120,000 per year. Mr. Steel was also granted options to purchase 100,000 shares of Class A Common Stock under the 1994 Stock Option Plan exercisable at $4.875 per share. In 1995, these options were canceled and replaced with new options. Additionally, the Company paid certain relocation expenses for Mr. Steel. Effective January 1, 1996, Mr. Steel entered a new employment contract with the Company which provided for a sign-on bonus of $15,000 and an annual salary of $135,000. Effective January 1, 1997, Mr. Steel entered an employment contract which provided for an annual salary of $143,000. The new employment agreement replaced the previous agreement. The agreement provides that if Mr. Steel is terminated by the Company at any time, other than for cause, he is entitled to two years' salary as severance. Additionally, the Company provides Mr. Steel with the use of a car.

Limitation of Liability and Indemnification Matters
---------------------------------------------------
The Company's Restated Articles of Incorporation limit the liability of its directors. As permitted by amendments to the California General Corporation Law enacted in 1987, directors will not be liable to AMV for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to AMV or its stockholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit,
(ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to the best interest of AMV or its stockholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his duty to AMV or its stockholders, or that show a reckless disregard for his duty to AMV or its stockholders in circumstances in which he was, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to AMV or its stockholders, or (iii) based on transactions between AMV and its directors or another corporation with interrelated directors or on improper distributions, loans or guarantees under applicable sections of the California General Corporation Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission. AMV has been informed that in the opinion of the Securities and Exchange Commission indemnification provisions, such as those contained in AMV's Restated Articles of Incorporation, are unenforceable with respect to claims arising under federal securities laws.

AMV's Amended and Restated Bylaws provide that AMV shall indemnify its directors and officers to the full extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law, and AMV has entered into indemnity agreements with its directors and officers providing such indemnity.

Stock Options
-------------
There were no stock options granted to the named executive officers in 1996.

The following table sets forth information concerning options exercised and held by each of the named executive officers, and the value of options held at December 31, 1996:

                                                          Number of Shares
                                                       Underlying Unexercised       Value of Unexercised
                         Number of                         Options/SARs at          In-the-Money Options at
                          Shares                          December 31, 1996          December 31, 1996(1)
                         Acquired        Dollar           -----------------          --------------------
Name                    On Exercise  Value Realized   Exercisable/Unexercisable    Exercisable/Unexercisable
----------------------  -----------  --------------   -------------------------    -------------------------
Wlliam J. Young              0              0              333,333/166,667             $230,000/$115,000

James Ewan                   0              0              200,000/100,000             $138,000/$69,000

Alan R. Steel                0              0              166,667/83,000              $115,000/$57,000

 (1) Amounts are shown as the difference between exercise price and fair market value (based on the closing price of $1.69 per share at fiscal year end).

No options were exercised by any of the Company's executive officers during the year ended December 31, 1996.

1991 and 1994 Stock Option Plans
--------------------------------
The Company has adopted two stock option plans, the 1991 Stock Option Plan (the "1991 Plan") and the 1994 Stock Option Plan (the "1994 Plan") (collectively the "Plans"), covering 1,000,000 and 2,000,000 shares, respectively, of Class A Common Stock, pursuant to which officers, non-employee directors and employees of the Company, as well as other persons who render services to or are otherwise associated with the Company, are eligible to receive incentive and/or non-qualified stock options.

The terms of the Plans are substantially the same. The 1991 Plan, which expires in December 2001, and the 1994 Plan, which expires in November 2004, are administered by the Stock Option Committee of the Board of Directors, currently consisting of Jack Nelson and Robert M. Loeffler. The selection of participants, allotments of shares, determination of price and other conditions of purchase of options will be determined by the Board or the Stock Option Committee at its sole discretion in order to attract and retain persons instrumental to the success of the Company. Incentive stock options granted under the Plans are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the Class A Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Plans to a shareholder owning more than 10% of the voting power of the Company on the date of grant may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Class A Common Stock on the date of the grant. Non-qualified options granted under the Plans may be granted at less than the fair market value of the Class A Common Stock on the date of grant.

As of December 31, 1996, options to purchase 67,000 shares of Class A Common Stock were available for future grant under the Plans.

During the year ended December 31, 1996, an option covering 100,000 shares was granted to James K. Rifenbergh upon his appointment to the Company's Board of Directors. The option was not granted under the 1991 or 1994 Stock Option Plans and was granted by approval of other members of the Company's Board of Directors. The option had an exercise price of $2.38 per share, vested 25% on the June 1, 1996 grant date and an additional 25% on each of the next three anniversary dates of the grant, and expired May 31, 2001. In January 1997, Mr. Rifenbergh resigned as a director.

Subsequent to December 31, 1996, the Board of Directors granted the following options to the named, newly appointed directors:

                                                      Exercise or
       Name and                        Options        Base Price
Relationship to Company              Granted (1)       ($/Share)        Expiration            Vesting
-----------------------------        -----------       ---------        ----------      ------------------
Haig S. Bagerdjian, Director            100,000        $  1.69           01/10/02          25% per year
                                                                                        beginning 01/10/97

Vikram Dutt, Director                   100,000        $  1.69           01/10/02          25% per year
                                                                                        beginning 01/10/97

Robert M. Loeffler, Director            100,000        $  1.69           01/10/02          25% per year
                                                                                        beginning 01/10/97

(1) Options granted to Messrs. Bagerdjian, Dutt and Loeffler were not part of the 1991 or 1994 Stock Option Plans and were granted by approval of other members of the Company's Board of Directors.

SRC Stock Option Plan
---------------------
Subsequent to December 31, 1996, the Board of Directors approved the adoption of the SRC VISION, Inc. 1997 Stock Option Plan (the "SRC Plan") covering 396,000 shares of SRC's common stock, pursuant to which officers, directors, employees and other persons providing significant services to SRC are eligible to receive incentive and/or non-qualified stock options. The SRC Plan, which expires in August 2007, is administered by the Stock Option Committee of SRC's Board of Directors. The selection of participants, allotments of shares, determination of price and other conditions of purchase of options will be determined by SRC's Board or the Stock Option Committee at its sole discretion in order to attract and retain persons instrumental to the success of SRC. Incentive stock options granted under the SRC Plan are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of SRC's common stock on the date of the grant, except that the term of an incentive stock option granted under the SRC Plan to a shareholder owning more than 10% of the voting power of SRC on the date of grant may not exceed five years and its exercise price may not be less than 110% of the fair market value of the SRC common stock on the date of the grant. Non-qualified options granted under the SRC Plan may be granted at less than the fair market value of the SRC common Stock on the date of grant.

The SRC Plan was established in contemplation of a possible future initial public offering ("IPO") of SRC common stock to raise long-term growth capital for SRC. While the Company has no current specific plans to effect such an offering, the Company's Board of Directors determined that it would be in the best interest of AMV, as the only stockholder of SRC, to "incentivize" key directors and employees of SRC prior to an IPO in order to retain the services of such individuals.

The following table sets forth information with respect to SRC options granted to the named AMV executive officers subsequent to December 31, 1996:

                                                       Exercise
          Name and                   Number of           Price
     Relationship to SRC          Options Granted     ($/Share)(1)      Expiration           Vesting
-------------------------------   ---------------     ------------      ----------      --------------------
William J. Young,                     42,660           $  1.86           01/09/07       100% on 01/10/06 (2)
   Chairman of the Board

James Ewan, President                152,300           $  1.86           01/09/07       100% on 01/10/06 (2)
   and Chief Executive Officer
   and Director

Alan R. Steel, Chief Financial        25,005           $  1.86           01/09/07       100% on 01/10/06 (2)
   Officer and Director

(1) The exercise price represents fair market value on the grant date as determined by independent valuation.

(2) Upon completion of an IPO, vesting will accelerate to 100% on the third anniversary date of the IPO.

In January 1997, a total of 342,445 options were granted to selected optionees under the SRC Plan on the same terms as indicated above for the named executives. Options to purchase 53,555 shares of SRC common stock are available for future grant under the SRC Plan.

1997 Restricted Stock Plan
--------------------------
In January 1997, the Board of Directors adopted the 1997 Restricted Stock Plan (the "1997 Plan") to compensate for past performance, and to retain the services of, selected officers and directors of the Company and its subsidiaries. A maximum of 2,000,000 shares of Class A Common Stock may be issued under the 1997 Plan, which is administered by the Board of Directors. Subject to the provisions of the 1997 Plan, the Board may interpret the provisions of, and adopt amendments to, the plan. Stock awards under the 1997 Plan are subject to terms and conditions as determined by the Board.

On January 10, 1997, the Board awarded restricted shares of Class A Common Stock to the following named executives of the Company:

                   William J. Young          952,000 Shares
                   James Ewan                572,000 Shares
                   Alan R. Steel             476,000 Shares

As to 10% of the shares, such shares cannot be traded or transferred unless (i) the employee remains in the employ of the Company until January 10, 2000 and
(ii) a payment of $1.80 per share is made by the employee to AMV. As to 90% of the shares, such shares cannot be traded or transferred unless, in addition to the conditions in the prior sentence, the market price of the stock as quoted by Nasdaq or other applicable stock exchange for any 30 consecutive days prior to the third anniversary date of the award is at least $20 per share. If any of these conditions are not met, the shares of stock will be forfeited and returned to the Company.


                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION
                     =======================================

During the fiscal year ended December 31, 1996, the Company had a Compensation Committee of the Board of Directors (the "Committee") consisting of directors Jack Nelson and Joseph A. DeRose or James Rifenbergh. Messrs. DeRose and Rifenbergh resigned as directors in June 1996 and January 1997, respectively, replaced in January 1997 by Robert M. Loeffler. The compensation of the executive officers of the Company, including those of the executive officers named in the Executive Compensation table above, is determined by the Committee.

The Company's executive compensation programs are designed to:

     * provide competitive levels of base compensation in order to attract, retain and motivate high quality employees;

     * tie individual total compensation to individual performance and the success of the Company; and

     * align the interests of the Company's executive officers with those of its stockholders.

In the last several years, the Company has been transformed from a single business entity founded in 1987 to a holding company with two operating subsidiaries. Past and current compensation programs reflect the change in business organization. In view of the relatively brief evolution of the executive management team, the Company's executive compensation program has a limited history, with focus being upon base salary and stock-based compensation, such as grants of stock options and restricted stock.

Base Compensation
-----------------
In determining base compensation for the Company's executive officers, the Committee assesses the relative contribution of each executive officer to the Company, the background and skills of each individual and the particular opportunities and problems which the individual confronts in his position with the Company. These factors are then assessed in the context of competitive market factors, including competitive opportunities with other companies. The Committee may also supplement base compensation through discretionary bonuses and/or grants of stock-based compensation in the course of its ongoing assessments of the performance of the Company's executive officers. In making its assessments of the Company's executive officers, other than Mr. Young, the Committee gives significant consideration to the views of Mr. Young including with respect to awards of stock options.

Stock Options
-------------
The Committee believes that the Company, its shareholders and its executive officers and other employees are well served by stock-based compensation. Accordingly, the Committee views options granted under the 1991 and the 1994 Plans, the SRC Plan and the restricted stock grants under the 1997 Plan, as important to an effective executive compensation policy. The same rationale is also applicable to the Company's outside directors, pursuant to which awards are granted to new directors meeting specified criteria.

Chairman of the Board, President and Chief Executive Officer
------------------------------------------------------------
In determining the compensation of the Chairman of the Board, President and Chief Executive Officer, the Committee focused upon the programs described above.

Mr. Young, the Company's Chairman, President and Chief Executive Officer, was hired in February 1994. Mr. Young receives a base salary and has been granted stock options and restricted stock. The Committee believes that stock-based compensation granted to Mr. Young closely aligns his interests with those of the Company's stockholders.

The Committee believes that the factors described in this report are significant for determining the Company's performance, and consequently, compensation of officers; but stockholders should be aware that these are not the only factors which influence Company stock value or overall performance, and that the same factor may not be the most significant in any succeeding period. Also, the achievement of targeted objectives by the Company in any period may not be solely indicative of the Company's future performance.


                                      Compensation Committee
                                      Robert M. Loeffler
                                      Jack Nelson

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------
During the fiscal year ended December 31, 1996, AMV's Board of Directors had a Compensation Committee consisting of two directors--Jack Nelson (for all of 1996) and Joseph DeRose (from January to June of 1996) or James K. Rifenbergh (from July to December 1996). Robert M. Loeffler was appointed to the Compensation Committee in January 1997 upon Mr. Rifenbergh's resignation from the Board. There are no interlocks between the Company and other entities involving the Company's executive officers and board members who serve as executive officers or board members of other entities.


                          COMPARATIVE STOCK PERFORMANCE
                          =============================

The chart below sets forth a line graph comparing the performance of the Company's Class A Common Stock against the Nasdaq Stock Market - US Index and a peer group index (Nasdaq Non-Financial Stock Index) for the period commencing March 10, 1992 (the date of the Company's initial public offering), and ending December 31, 1996. During the period from March 10, 1992, through December 31, 1993, the Company was primarily engaged in the design, manufacture, and marketing of laser diode devices. The Company purchased SRC, Pulsarr Holding b.v. and Ventek, Inc., manufacturers of vision systems used in defect identification and machine sorting and defect removal equipment, in 1994 and 1996. As most of the Company's competitors in these business segments are privately held, a directly comparable peer group index is not available. Therefore, the Nasdaq Non-Financial Stock Index was selected as the peer group index.

The indices assume that the value of the investment in Advanced Machine Vision Corporation Class A Common Stock and each index was $100 on March 10, 1992, and that dividends, if any, were reinvested. The performance graph is provided as required under federal proxy rules.

[GRAPHIC OMITTED]

                           03/10/92     09/30/92     09/30/93      12/31/94     12/31/95      12/31/96
                           --------     --------     --------      --------     --------      --------
Advanced Machine
  Vision Corporation       $ 100.00     $ 122.66     $191.05      $   29.70     $  71.45      $  60.29

Nasdaq Stock Market-
  US Index                   100.00        93.88      122.96         122.55       173.31        213.18

Nasdaq Non-Financial
  Stocks                     100.00        88.79      115.60         114.55       159.63        193.95



                              CERTAIN TRANSACTIONS
                              ====================

Concurrent with the Company's July 1996 acquisition of the assets, operations and name of Ventek, Inc. (the remaining business being renamed Veneer Technology, Inc. ("Veneer")), Rodger A. Van Voorhis was appointed a director of the Company. Mr. Van Voorhis remains a stockholder of Veneer, a private company engaged in real estate and other business. In connection with the acquisition, AMV issued the following notes to Veneer: (i) a 6.75% $1,000,000 note due in three years; (ii) a 6.75% $2,250,000 note due in three years convertible into the Company's Class A Common Stock at $2.25 per share; and (iii) a note and stock appreciation rights payable (a) by issuance of up to 1,800,000 shares of Class A Common Stock or at the Company's option, in cash in three years, or (b) solely in cash in the event AMV Common Stock is delisted from the Nasdaq Stock Market. The $2,250,000 note also contains a provision giving Veneer the right to sell back to ARC up to 1,000,000 shares of AMV Class A Common Stock received upon conversion for consideration consisting of SRC common stock owned by AMV, but only if an IPO of SRC common stock is completed before the maturity date of the note. The number of shares of SRC common stock to be paid shall be determined by dividing the total market value (as defined) of the shares of AMV Class A Common Stock to be sold by 70% of the IPO price of SRC's common stock.

The Company also issued a warrant to purchase 1,000,000 shares of Class A Common Stock at $2.25 per share which vests over a four-year period subject to Ventek's meeting specified sales and earnings goals.
*
In 1996, the Company authorized a 7.5%, $100,000 loan to Dr. Ewan, which loan was funded in 1997. The loan is secured by real property. The loan, including interest thereon, is to be forgiven at the rate of 25% per year over four years beginning on the first anniversary of the loan date, provided Dr. Ewan remains an employee of the Company.


                             PRINCIPAL STOCKHOLDERS
                             ======================

The following table sets forth certain information regarding the beneficial ownership of Class A Common Stock as of August 20, 1997, by (i) each person who is known by AMV to own beneficially more than 5% of outstanding Class A Common Stock; (ii) each of AMV's directors and named executive officers; and (iii) all executive officers and directors of AMV as a group:

                                                                                   Approximate
                                                    Amount and Nature of           Percent of
         Name and Address                           Beneficial Ownership           Ownership(1)
         -------------------------------            --------------------           ------------
         William J. Young                                1,640,800 (4)                12.6%
         2067 Commerce Drive
         Medford, OR 97504

         Allen & Company Incorporated                      731,587 (3)                 6.4%
            and Allen Holding Inc.
         711 Fifth Avenue
         New York, NY 10022

         Dr. James Ewan                                    878,200 (2)                 6.9%
         2067 Commerce Drive
         Medford, OR 97504

         Alan R. Steel                                     731,000 (7)                 5.8%
         2067 Commerce Drive
         Medford, OR 97504

         Rodger A. Van Voorhis                             608,333 (6)                 4.7%
         4217 West Fifth Avenue
         Eugene, OR 97402

         Jack Nelson, Esq.                                  75,000 (5)                  *
         c/o 2067 Commerce Drive
         Medford, OR 97504

         Vikram Dutt                                        25,000 (5)                  *
         150 North Wacker Drive
         Chicago, IL 60606

         Robert M. Loeffler                                 25,000 (5)                  *
         10701 Wilshire Boulevard #1401
         Los Angeles, CA 90024

         Haig S. Bagerdjian                                 25,000 (5)                  *
         10001 Prairie Street
         Chatsworth, CA 91311

         All executive officers and directors            4,008,333                    28.1%
         as a group (10 persons)

 *     Less than 1%
(1)    Does  not  include  any  shares  of Class A Common  Stock  issuable  upon exercise of any options other than certain options held by such shareholder.
(2) Includes 572,000 shares of restricted Class A Common Stock, 300,000 currently vested stock options and 6,200 outstanding shares of Class A Common Stock.
(3) Pursuant to Schedule 13G, filed with the Securities and Exchange Commission on February 14, 1997, this amount includes 126,904 shares of Class A Common Stock issuable upon exercise of Class A Warrants and 604,683 shares of Class A Common Stock issuable upon exercise of Class B Warrants.
(4) Consists of (i) 952,000 shares of restricted Class A Common Stock; (ii) 500,000 shares of Class A Common Stock issuable upon exercise of vested options; (iii) an aggregate of 14,000 shares of Class A Common Stock issuable upon exercise of 5,000 Class A Warrants and the exercise of the Class B Warrants underlying the Class A Warrants; (iv) 72,800 shares of Class A Common Stock issuable upon exercise of 52,000 Class B Warrants (of which 14,000 Class B Warrants are held by Mr. Young jointly with his spouse and 16,000 Class B Warrants are held by Mr. Young as trustee for his minor child), and (v) 102,000 outstanding shares of Class A Common Stock, 24,800 of which are held by Mr. Young as trustee for his minor child.
(5) Includes the currently vested portion of options held by Messrs. Nelson (75,000 shares), Dutt (25,000 shares), Loeffler (25,000 shares) and Bagerdjian (25,000 shares).
(6) Consists of (i) 25,000 shares of Class A Common Stock owned by Whamdyne LLC; (ii) 333,333 shares of Class A Common Stock issuable pursuant to the terms of a $2,250,000 convertible note to Veneer Technology, Inc.; and (iii) 250,000 shares of Class A Common Stock issuable upon exercise of warrants owned by Veneer Technology, Inc. Mr. Van Voorhis is a 25% owner of Whamdyne, Inc. and Veneer Technology, Inc. and is, therefore, deemed to be a beneficial owner of such shares. See also "Certain Transactions."
(7) Includes 476,000 shares of restricted Class A Common Stock, 250,000 currently vested stock options and 5,000 outstanding shares of Class A Common Stock.

The Class A Common Stock and Class B Common Stock are substantially identical on a share-for-share basis. The holders of Common Stock vote as a single class on all matters to come before stockholders for a vote and may cumulate their votes in the election of directors upon giving notice as required by law. Each share of Class B Common Stock is automatically converted into one share of Class A Common Stock upon its sale or transfer, or the death of the holder.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------
Under the federal securities laws, the Company's directors, executive officers, and any person holding more than 10% of the Company's Class A Common Stock, Redeemable Class A Warrants, Redeemable Class B Warrants or Units (consisting of shares of Class A Common Stock, Redeemable Class A Warrants and Redeemable Class B Warrants) are required to report their ownership of the Company's securities and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failures to file by these dates during the last fiscal year. The Company knows of no instances of persons who have failed to file or have delinquently filed Section 16(a) reports within the most recently completed fiscal year except that one report covering beneficial ownership by Mr. Van Voorhis of Class A Common Stock was filed late.


                         INDEPENDENT PUBLIC ACCOUNTANTS
                         ==============================

Price Waterhouse LLP has examined, as independent auditors, the financial statements of the Company for the year ended December 31, 1996. A representative of Price Waterhouse will attend the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. The Board of Directors will select the independent auditors for the current year at a meeting subsequent to the Annual Meeting of Stockholders.


                        STOCKHOLDER PROPOSALS AT THE NEXT
                         ANNUAL MEETING OF STOCKHOLDERS
                        =================================

The next Annual Meeting of stockholders is expected to be held by June 15, 1998. Stockholders of the Company who intend to submit proposals to the Company's stockholders at the next annual meeting of stockholders must submit such proposals to the Company no later than January 15, 1998, in order to be included in the proxy materials. Stockholder proposals should be submitted to the Corporate Secretary, Advanced Machine Vision Corporation, 2067 Commerce Drive, Medford, Oregon 97504.


                                  OTHER MATTERS
                                  =============

If any matters not referred to in this proxy statement should properly come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. The management is not aware of any such matters which may be presented for action at the meeting. Matters incident to the conduct of the meeting may be voted upon pursuant to the proxies.


                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
                   ==========================================

The Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, to any stockholder desiring a copy.
Stockholders may write to the Company at:

     Advanced Machine Vision Corporation
     Attn:  Corporate Secretary
     2067 Commerce Drive
     Medford, Oregon 97504

                             By Order of the Board of Directors,


                             /s/ Alan R. Steel
                             ---------------------------------------------------
                             Alan R. Steel
                             Vice President, Finance and Chief Financial Officer

August 20, 1997

                       ADVANCED MACHINE VISION CORPORATION

                  Proxy for the Annual Meeting of Stockholders
                               September 23, 1997

                 THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE
            BOARD OF DIRECTORS OF ADVANCED MACHINE VISION CORPORATION

The undersigned hereby appoints William J. Young and Jack Nelson, as Proxies (each of them with full power to act without the other), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Advanced Machine Vision Corporation (the "Company") held of record by the undersigned on August 20, 1997, at the annual meeting of stockholders to be held on September 23, 1997, or at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees to the Board of Directors, and in their discretion upon such other matters as may come before the meeting.

                         (To be signed on Reverse Side)

[X]    Please mark your votes as
       in this example

                                                                                                 For   Withheld
                                                                                                 ---   --------
1. Election of directors to continue in office until the next Annual    William J. Young         [_]     [_]
   Meeting or until their successors are elected and qualified.         Haig S. Bagerdjian       [_]     [_]
                                                                        Vikram Dutt              [_]     [_]
                                                                        James Ewan               [_]     [_]
                                                                        Robert Loeffler          [_]     [_]
                                                                        Jack Nelson              [_]     [_]
                                                                        Rodger A. Van Voorhis    [_]     [_]

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees to the Board of Directors and in their discretion upon such other matters as may come before the meeting.

   Please mark, sign, date and return this proxy card promptly using the enclosed envelope.


SIGNATURE(S)____________________________________________________________________         DATE ______________________, 1997

NOTE:  PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.
